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                                                                                            EXHIBIT 11

                              WPS RESOURCES CORPORATION

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INFORMATION WITH RESPECT TO THE COMPUTATION
OF EARNINGS PER SHARE OF COMMON STOCK                   Three Months Ended         Six Months Ended
(Thousands)                                                  June 30                   June 30
                                                         1996        1995        1996           1995
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
Shares of common stock at beginning of period           23,894      23,897      23,897         23,897
Shares of common stock purchased for deferred
  compensation trust -

     Date of deferred             Number
compensation trust purchase     of Shares
- ---------------------------     ---------

January 22, 1996                    469                                  1
February 20, 1996                 1,027                                  1
March 21, 1996                    1,132                                  1
April 22, 1996                    1,075                      1           1
May 20, 1996                      1,119                      1           1
June 20, 1996                     1,256                      1           1
- ------------------------------------------------------------------------------------------------------
Shares of common stock at end of period                 23,891      23,897      23,891         23,897
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Computation of daily weighted average
  shares:

Shares of common stock at
  beginning of period -

                   Number     Number
                     of         of
                    Days      Shares
                   ------     ------
June 30, 1995       181     23,896,962                                                      4,325,350
June 30, 1995        91     23,896,962                       -   2,174,624
June 30, 1996        21     23,894,334                 501,781           -
June 30, 1996        21     23,896,962                                         501,836

Shares of common stock after
  purchase for deferred compensation trust -

                   Number       Number
                     of           of
                    Days        Shares
                   ------       ------
June 30, 1996       29       23,896,493                                        692,998
June 30, 1996       10       23,895,466                                        238,955
June 30, 1996       20       23,895,467                                        477,909
June 30, 1996       32       23,894,334                                        764,619
June 30, 1996       28       23,893,259                669,011           -     669,011
June 30, 1996       18       23,892,140                430,059           -     430,059
June 30, 1996       13       23,892,141                310,598           -     310,598
June 30, 1996       11       23,890,884                262,800           -     262,800
- ------------------------------------------------------------------------------------------------------
Total days - weighted                                2,174,249   2,174,624   4,348,785      4,325,350
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Average number of shares of common
  stock based on daily
  weighted average computations                         23,893      23,897      23,894         23,897
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Earnings on common stock, as set forth
  in statements of income                              $10,120     $ 5,866     $33,640        $26,104
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Earnings per share of common stock based on
  weighted average shares                                $0.42       $0.24       $1.41          $1.09
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The accompanying notes to financial statements are an integral part of these statements.

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